Exhibit 99.1

Contact:

Jeffrey J. Carfora, SEVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS ANOTHER SOLID QUARTER OF ACCOMPLISHMENT

BEDMINSTER, N.J. – January 30, 2014 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the “Corporation” or the “Company”) recorded net income of $2.40 million and diluted earnings per share of $0.25 for the quarter ended December 31, 2013.

Doug Kennedy, President and CEO, said, “We had another solid quarter of accomplishment, including achieving several new records.”

•	We continued to implement and follow through on our Strategic Plan – “Expanding Our Reach”. The Plan focuses on the client experience and aggressively building and maintaining a private banking platform.
•	In support of the growth associated with the Plan, we successfully raised $42 million (gross) of common equity in a rights offering and sale to standby investors, that closed on December 12, 2013. Over 52 percent of the offering was subscribed by existing shareholders. The remainder was purchased by nine pre-arranged standby investors, the majority of which were new institutional shareholders in the Company.
•	Total end of year loan balances reached another record level for the Company – $1.57 billion. This level reflected an increase of $442 million or 39 percent from the balance at December 31, 2012, and included an increase of $177 million in the fourth quarter of 2013.

•	Total deposits also reached another record level. The end of year balance of $1.65 billion reflected an increase of $131 million or nearly nine percent from the balance at December 31, 2012, and included an increase of $75 million in the fourth quarter of 2013.
•	The Company’s net interest income for the December 2013 quarter reached another quarterly record level - $14.53 million. This level reflected improvement when compared to $12.76 million for the December 2012 quarter, and also reflected improvement when compared to $13.37 million for the immediately preceding September 2013 quarter.
•	At December 31, 2013, the market value of assets under administration at the Bank’s Wealth Management Division of $2.69 billion was also another record for the Company. This level reflected an increase of 17 percent from the balance at December 31, 2012.
•	Fee income from Peapack-Gladstone Bank’s Wealth Management Division of $3.55 million for the December 2013 quarter reflected growth of over 21 percent when compared to the $2.93 million for the December 2012 quarter.
•	Total revenue (net interest income plus other income) of $19.50 million for the December 2013 quarter reflected improvement when compared to prior quarters in 2013.
•	Trends in asset quality continue to demonstrate strong improvement when compared to prior periods. For example, nonperforming assets declined in both dollars and as a percentage of assets, to just 0.44 percent of total assets as of December 31, 2013, compared to 0.91 percent of total assets as of December 31, 2012.

•	The book value per share at December 31, 2013 of $14.79 reflected improvement when compared to $14.12 at September 30, 2013 and $13.87 at December 31, 2012.
•	Capital ratios were benefitted by the December 2013 capital raise and were improved and very strong as of December 31, 2013, even with nearly $300 million growth in assets for the year, as well as migration of lower risk weighted investment security cash flows into loans.

The $3.53 million pre-tax income, $2.40 million net income and $0.25 fully diluted earnings per share for the December 2013 quarter were negatively impacted by a $204 thousand ($128 thousand net of tax) search fee related to the new head of Wealth Management and also $602 thousand ($378 thousand net of tax) of accelerated depreciation expense related to the closing of our Operations Center and consolidation of the staff into our Administration building and equipment to an off-premises third party location.

Mr. Kennedy noted, “As we previously announced, John Babcock will join the Company, effective March 10, 2014, as the head of private wealth management. John is a proven leader in the wealth management space and will be a tremendous asset to the Company as we continue to execute our strategy.”

Finn Caspersen Jr., Senior Executive Vice President and Chief Operating Officer of the Company, commented, “We are pleased to now have all of our operations support staff consolidated into our Administration building and our core operating system equipment located at an off-premises third party location. These moves have created operating efficiencies; reduced risk from a disaster preparedness perspective; and created a savings relative to ongoing premises and equipment expenses.”

Net Interest Income and Margin

Net interest income was $14.53 million for the fourth quarter of 2013, reflecting an increase of $1.77 million from the same quarter last year. The net interest margin, on a fully tax-equivalent basis, was 3.26 percent for the December 2013 quarter compared to 3.42 percent for the December 2012 quarter.

Net interest income for the current 2013 quarter benefitted from significant loan growth during 2013, principally multifamily and commercial mortgage, funded by deposits, borrowings, and a decline in lower yielding investment securities and interest earning cash balances.

Net interest margin for the December 2013 quarter declined when compared to the December 2012 quarter due to the effect of low market yields, which compressed asset yields more than deposit costs. The 3.26 percent net interest margin for the December 2013 quarter showed only minor compression when compared to the 3.28 percent for the immediately preceding September 2013 quarter.

Average Loans/Loan Originations

For the fourth quarter of 2013, average loans totaled $1.49 billion as compared to $1.13 billion for the same quarter in 2012, reflecting an increase of $366 million, or 33 percent. The average commercial mortgage and commercial loan portfolio for the quarter ended December 2013 increased $358 million, or 68 percent, from the same quarter of 2012. The increase was attributable to a more concerted focus on this type of business in both the New Jersey and New York City markets, as well as demand from high-quality borrowers looking to refinance multifamily and other commercial mortgages held by other institutions.

Total loan originations were $243 million for the fourth quarter of 2013, up significantly from $116 million for the same quarter of 2012. Loan originations were $779 million for the twelve months ended December 31, 2013, also up significantly from $397 million for the same twelve month period of 2012. Included in the total were commercial mortgage (principally multifamily) / commercial loan originations of $551 million and $202 million for the twelve months and three months ended December 31, 2013, respectively, compared to $150 million and $55 million for the 2012 periods, respectively.

Mr. Kennedy said “We are focused on generating solid lending growth, and we have been successful. As part of our Strategic Plan, we introduced a comprehensive Commercial & Industrial (C&I) lending program and we have closed $97 million of volume for the year. We expect such volume to continue to increase in future periods. Further, our multifamily and commercial real estate lenders have generated significant closed volume and continue to maintain very robust pipelines.”

Average Deposits

For the December 2013 quarter, average total deposits (interest-bearing and noninterest-bearing) increased $216 million or 15 percent when compared to the same quarter last year. Over that same period, the Company saw growth in each of its deposit categories, except certificates of deposit. For the fourth quarter of 2013, average certificates of deposit (CDs) declined $23 million from the same 2012 quarter. These higher-cost CDs were replaced with lower-cost, more stable core deposits.

The Company continues to successfully focus on:

-	Business and personal relationships;
-	Municipal relationships within its market territory; and
-	Growth in deposits associated with its private banking and its lending activities.

Mr. Kennedy commented, “We will continue to place intense focus on providing high touch client service and growing our strong core deposit base. Service is a key differentiator for us that will enable us to grow our business. In addition, we now have a full array of Cash Management products in place that will help support our growth in C&I lending.”

Wealth Management Business

In the fourth quarter of 2013, Peapack-Gladstone Bank’s wealth management business generated $3.55 million in fee income compared to $2.93 million for the fourth quarter of 2012, reflecting growth of 21 percent. The market value of the assets under administration (AUA) of the wealth management division was $2.69 billion at December 31, 2013, up from $2.30 billion at December 31, 2012 and $2.58 billion reported at September 30, 2013. The growth in fee income and AUA was due to new business, market value improvement, as well as solid investment advisory and management.

Mr. Kennedy noted, “We were pleased with the results of our Delaware Trust & Investment subsidiary which ended the year with nearly $100 million in assets under administration.” Our wealth management business differentiates us from many of our competitors and adds significant value to our Company. Conversations with all clients and potential clients across all lines of business include a wealth discussion, which will help them to establish, maintain, and/or expand their legacy.

Other Noninterest Income

In the December 2013 quarter, other noninterest income, exclusive of wealth management fees and securities gains, totaled $1.30 million, reflecting a decrease of $42 thousand or 3 percent when compared to the same quarter a year ago. The fourth quarter of 2013 included $171 thousand of income from the sale of newly originated residential mortgage loans, down from $370 thousand in the same 2012 quarter. Mr. Kennedy noted, “Due to the rise in mortgage rates earlier this year, a decrease in residential mortgage loan originations and resultant mortgage banking income was expected and planned for. Reduced levels of mortgage banking income are expected to be ongoing. Fortunately, mortgage banking income is not a significant portion of revenue (under two percent of total revenue for the twelve months ended December 31, 2013). Further, we have reduced our overhead expense associated with mortgage banking; we have taken steps to improve our loan volume on the commercial front which has and will improve net interest income; and we have introduced Cash Management services/products, which we expect will contribute to noninterest income in the future.”

Securities gains were $125 thousand for the December 2013 quarter compared to $3.08 million for the December 2012 quarter. The December 2012 quarter included a $2.87 million gain on the Company’s negotiated sale of its entire pooled trust preferred securities portfolio.

Operating Expenses

The Company’s total operating expenses were $14.65 million for the fourth quarter of 2013 compared to $13.55 million in the same 2012 quarter. The 2013 quarter included the previously mentioned $204 thousand search fee for the new head of our Wealth Management Division and the $602 thousand accelerated depreciation expense related to the consolidation of the operations center staff and equipment. The 2012 quarter included a $929 thousand severance accrual related to certain senior management changes, and $336 thousand of costs related to the CEO search which brought Mr. Kennedy to the Company in October 2012. After excluding these items, operating expenses increased $1.59 million in the December 2013 quarter compared to the December 2012 quarter. Salary and benefits expense rose in the 2013 quarter from the 2012 quarter principally due to strategic hiring in line with the Company’s Strategic Plan, as well as normal salary increases and increased bonus/incentive and profit sharing accruals. The 2013 expense levels also included various professional and other fees associated with various training and consulting, some of which was associated with the Strategic Plan.

Mr. Kennedy noted, “We expected higher operating expenses in 2013 relative to 2012. We expect that the trend of higher operating expenses will continue in 2014 as we bring on high caliber revenue producers, and continue to invest in our infrastructure in line with our Strategic Plan. Further, we generally expect revenue and profitability related to new personnel to lag those expenses by several quarters. It is important to note, however, that we did see an improvement in revenue in each of the quarters this year, and particularly in the December 2013 quarter as our plan began to gain momentum later in the year.”

Provision for Loan Losses / Asset Quality

For the quarter ended December 31, 2013, the Company’s provision for loan losses was $1.33 million compared to a $4.53 million provision recorded in the fourth quarter of 2012. Charge-offs, net of recoveries, for the fourth quarter of 2013 were $8 thousand compared to $5.68 million for the December 2012 quarter. The 2012 charge-off level included charge-offs related to $19 million of classified loans strategically moved to loans held for sale at December 31, 2012. These loans were sold in the first quarter of 2013 resulting in a gain of $522 thousand.

At December 31, 2013 the allowance for loan losses was 232 percent of nonperforming loans and 0.98 percent of total loans. Nonperforming assets totaled $8.6 million or just 0.44 percent of total assets at December 31, 2013 compared to $15.2 million or 0.91 percent of assets at December 31, 2012. The 0.44 percent nonperforming asset ratio, at December 31, 2013, compares favorably to a 1.20 percent weighted average for all Mid-Atlantic banks.

Capital / Dividends

At December 31, 2013, after accounting for the capital raise, the Company’s leverage ratio, tier 1 and total risk based capital ratios were 9.00 percent, 14.07 percent and 15.33 percent, respectively. The Company’s ratios are all significantly above the levels required to be considered well-capitalized under regulatory guidelines applicable to banks. The Company’s common equity ratio (common equity to total assets) at December 31, 2013 was 8.68 percent of total assets, up when compared to 7.32 percent at December 31, 2012.

On January 23, 2014, the Board of Directors declared a regular cash dividend of $0.05 per share payable on February 21, 2014 to shareholders of record on February 6, 2014.

ABOUT THE COMPANY

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $1.97 billion as of December 31, 2013. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative private banking services to businesses, non-profits and consumers which help them to establish, maintain and expand their legacy. Through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, its wealth management division, and its branch network and online platforms, Peapack-Gladstone Bank offers an unparalleled commitment to client service.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to

•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;
•	inability to manage our growth;
•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;
•	declines in our net interest margin caused by the low interest rate and highly competitive market;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to fund our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2012. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2013	2013	2013	2013	2012
ASSETS
Cash and due from banks	$6,534	$5,886	$5,978	$5,030	$6,733
Federal funds sold	101	101	101	100	100
Interest-earning deposits	28,512	33,528	60,783	94,147	112,395
Total cash and cash equivalents	35,147	39,515	66,862	99,277	119,228

Securities held to maturity	—	—	—	—	—
Securities available for sale	268,447	273,952	270,334	283,448	304,479
FHLB and FRB Stock, at cost	10,032	7,707	4,729	4,643	4,639

Loans held for sale, at fair value	2,001	724	4,684	1,828	6,461
Loans held for sale, at lower of cost
or fair value	—	—	—	—	13,749

Residential mortgage	532,911	527,927	532,356	523,051	515,014
Commercial mortgage	831,997	680,762	534,371	455,670	420,086
Commercial loans	131,795	110,843	106,598	105,305	115,372
Construction loans	5,893	8,390	9,179	9,180	9,328
Consumer loans	21,852	19,932	19,552	20,782	21,188
Home equity lines of credit	47,905	47,020	47,583	46,778	49,635
Other loans	1,848	2,075	2,545	997	1,961
Total loans	1,574,201	1,396,949	1,252,184	1,161,763	1,132,584
Less: Allowance for loan losses	15,373	14,056	13,438	13,279	12,735
Net loans	1,558,828	1,382,893	1,238,746	1,148,484	1,119,849

Premises and equipment	28,990	29,022	29,021	29,429	30,030
Other real estate owned	1,941	2,759	3,347	4,141	3,496
Accrued interest receivable	4,086	4,017	3,972	3,768	3,864
Bank owned life insurance	31,882	31,691	31,490	31,283	31,088
Deferred tax assets, net	9,762	7,951	8,608	10,384	9,478
Other assets	15,832	17,473	17,797	18,647	21,475
TOTAL ASSETS	$1,966,948	$1,797,704	$1,679,590	$1,635,332	$1,667,836

LIABILITIES
Deposits:
Noninterest-bearing
demand deposits	$356,119	$345,736	$326,916	$307,730	$298,095
Interest-bearing deposits
Checking	388,340	338,626	352,196	336,934	346,877
Savings	115,785	115,571	115,823	114,804	109,686
Money market accounts	630,173	611,498	559,439	547,302	583,197
CD’s $100,000 and over	61,128	62,136	65,607	67,902	68,741
CD’s less than $100,000	95,705	98,996	102,945	106,432	109,831
Total deposits	1,647,250	1,572,563	1,522,926	1,481,104	1,516,427
Overnight borrowings	54,900	30,361	—	—	—
Federal home loan bank advances	74,692	47,692	12,000	12,099	12,218
Capital lease obligation	8,754	8,809	8,864	8,918	8,971
Other Liabilities	10,695	11,861	11,687	8,605	8,163
TOTAL LIABILITIES	1,796,291	1,671,286	1,555,477	1,510,726	1,545,779
Shareholders’ equity	170,657	126,418	124,113	124,606	122,057
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,966,948	$1,797,704	$1,679,590	$1,635,332	$1,667,836
Assets under administration at
PGB Trust & Investments
(market value, not included
above)	$2,690,601	$2,581,813	$2,520,424	$2,544,465	$2,303,612

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2013	2013	2013	2013	2012
Asset Quality:
Loans past due over 90 days
and still accruing	$—	$—	$—	$—	$—
Nonaccrual loans	6,630	6,891	8,075	11,290	11,732	(C)
Other real estate owned	1,941	2,759	3,347	4,141	3,496
Total nonperforming assets	$8,571	$9,650	$11,422	$15,431	$15,228	(C)

Nonperforming loans to
total loans	0.42%	0.49%	0.64%	0.97%	1.04%	(C)
Nonperforming assets to
total assets	0.44%	0.54%	0.68%	0.94%	0.91%	(C)

Accruing TDR’s (A)	$11,114	$6,133	$6,131	$5,986	$6,415	(C)

Loans past due 30 through 89
days and still accruing	$2,953	$2,039	$1,544	$1,791	$3,786

Classified loans (B)	$33,827	$32,430	32,123	$35,945	$32,014	(C)

Impaired loans (B)	$17,744	$16,794	$17,977	$21,046	$18,147	(C)

Allowance for loan losses:
Beginning of period	$14,056	$13,438	13,279	$12,735	$13,893
Provision for loan losses	1,325	750	500	850	4,525
Charge-offs, net	(8)	(132)	(341)	(306)	(5,683)
End of period	$15,373	$14,056	$13,438	$13,279	$12,735

ALLL to nonperforming loans	231.87%	203.98%	166.41%	117.62%	108.55%	(C)
ALLL to total loans	0.98%	1.01%	1.07%	1.14%	1.12%	(C)

Capital Adequacy:
Tier I leverage	9.00%	7.20%	7.39%	7.37%	7.27%

Tier I capital to risk-weighted assets	14.07%	11.30%	11.84%	12.16%	11.83%

Tier I & II capital to
risk-weighted assets	15.33%	12.55%	13.09%	13.41%	13.08%

Common equity to total assets	8.68%	7.03%	7.39%	7.62%	7.32%
(End of period)

Book value per common share	$14.79	$14.12	$13.93	$14.05	$13.87

(A)	Does not include $2.9 million at December 31, 2013, $3.3 million at September 30, 2013, $3.3 million at June 30, 2013, $3.3 million at March 31, 2013 and $2.9 million at December 31, 2012 of TDR’s included in nonaccrual loans.

(B)	Classified loans include all impaired loans. Impaired loans include all nonaccrual loans and all TDRs.

(C)	Does not include classified Loans Held for Sale, as these loans were carried at lower of cost or fair value and were being marketed for sale as of 12/31/12. The sale closed during Q1 2013.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

LOANS CLOSED AND FUNDED

(Dollars in Thousands)

(Unaudited)

	For the Quarters Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2013	2013	2013	2013	2012

Residential loans retained	$20,135	$31,517	$37,352	$31,430	$34,699
Residential loans sold	11,743	13,516	26,651	25,402	20,677
Total residential loans	31,878	45,033	64,003	56,832	55,376

CRE	11,972	20,357	17,080	9,490	13,125
Multifamily	152,456	143,727	70,645	27,880	39,160
Commercial loans	37,188	38,433	7,120	14,493	2,790

Small business banking &
Installment loans	5,427	4,710	2,866	2,693	2,657

Home equity lines of credit	3,746	3,982	2,619	4,452	2,501

Total loan originations	$242,667	$256,242	$164,333	$115,840	$115,609

	For the Twelve Months Ended
	Dec 31,	Dec 31,
	2013	2012

Residential loans retained	$120,434	$140,504
Residential loans sold	77,312	79,737
Total residential loans	197,746	220,241

CRE	58,899	64,072
Multifamily	394,707	69,360
Commercial loans	97,234	16,864

Small business banking &
Installment loans	15,696	12,673

Home equity lines of credit	14,799	13,460

Total loan originations	$779,081	$396,670

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	Dec 31,	Sept 30,	June 30,	March 31,		Dec 31,
	2013	2013	2013	2013		2012
Income Statement Data:
Interest income	$15,738	$14,423	$13,460	$13,432		$13,792
Interest expense	1,210	1,050	1,012	1,005		1,033
Net interest income	14,528	13,373	12,448	12,427		12,759
Provision for loan losses	1,325	750	500	850		4,525
Net interest income after
provision for loan losses	13,203	12,623	11,948	11,577		8,234
Trust fees	3,547	3,295	3,628	3,368		2,929
Gain on sale of classified loans	—	—	—	522		—
Gain on loans sold (Mortgage
Banking)	171	277	412	470		370
Other income	1,130	1,022	958	955		973
Securities gains, net	125	188	238	289		3,078
Total other income	4,973	4,782	5,236	5,604		7,350
Salaries and employee benefits	8,308	8,927	7,935	7,079		8,045
Premises and equipment	2,947	2,325	2,338	2,304		2,433
FDIC insurance expense	286	275	280	280		267
Other expenses	3,105	2,638	3,526	2,630		2,808
Total operating expenses	14,646	14,165	14,079	12,293		13,553
Income before income taxes	3,530	3,240	3,105	4,888		2,031
Income tax expense	1,135	1,276	1,096	1,995		973
Net income	2,395	1,964	2,009	2,893		1,058
Dividends and accretion
on preferred stock	—	—	—	—		—
Net income available to
common shareholders	$2,395	$1,964	$2,009	$2,893		$$1,058

Total revenue	$19,501	$18,155	$17,684	$17,509	(A)	$17,239	(B)
(See footnotes below)

Per Common Share Data:

Earnings per share (basic)	$0.25	$0.22	$0.23	$0.33		$0.12
Earnings per share (diluted)	0.25	0.22	0.22	0.32		0.12

Performance Ratios:

Return on average assets	0.51%	0.45%	0.48%	0.71%		0.26%
Return on average common
equity	7.42%	6.28%	6.41%	9.40%		3.52%

Net interest margin
(Taxable equivalent basis)	3.26%	3.28%	3.22%	3.28%		3.42%

(A)	Excludes a $522 thousand gain from sale of classified loans. Including this gain, total revenue was $18,031.

(B)	Excludes a $2.9 million gain from sale of the Company’s Pooled Trust Preferred Securities portfolio. Including this gain, total revenue was $20,109.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	For the
	Twelve Months Ended
	December 31,
	2013		2012
Income Statement Data:
Interest income	$57,053		$56,090
Interest expense	4,277		4,687
Net interest income	52,776		51,403
Provision for loan losses	3,425		8,275
Net interest income after
provision for loan losses	49,351		43,128
Trust fees	13,838		12,282
Gain on sale of classified loans	522		—
Gain on loans sold (Mortgage Banking)	1,330		1,195
Other income	4,065		4,016
Securities gains, net	840		3,810
Total other income	20,595		21,303
Salaries and employee benefits	32,249		27,595
Premises and equipment	9,914		9,467
FDIC insurance expense	1,121		1,208
Other expenses	11,899		10,060
Total operating expenses	55,183		48,330
Income before income taxes	14,763		16,101
Income tax expense	5,502		6,405
Net income	9,261		9,696
Dividends and accretion
on preferred stock	—		474
Net income available to
common shareholders	$9,261		$9,222

Total revenue	$72,849	(A)	$69,836	(B)
(See footnotes below)

Per Common Share Data:

Earnings per share (basic)	$1.02		$1.05
Earnings per share (diluted)	1.01		1.05

Performance Ratios:

Return on average assets	0.54%		0.61%
Return on average common equity	7.37%		8.03%

Net interest margin
(Tax equivalent basis)	3.26%		3.50%

(A)	Excludes a $522 thousand gain from sale of classified loans in the March 2013 quarter. Including this gain, total revenue would have been $73,371.
(B)	Excludes a $2.87 million gain from sale of the Company’s Pooled Trust Preferred Securities portfolio in the December 2012 quarter. Including this gain, total revenue would have been $72,706.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2013			December 31, 2012
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$213,779	$1,103	2.06%	$267,890	$1,423	2.12%
Tax-exempt (1) (2)	57,358	333	2.32	47,262	327	2.77
Loans held for sale	1,186	17	5.76	4,355	48	4.40
Loans (2) (3)	1,491,667	14,422	3.87	1,125,490	12,107	4.30
Federal funds sold	101	—	0.10	100	—	0.10
Interest-earning deposits	38,351	17	0.18	66,942	41	0.24
Total interest-earning
assets	1,802,442	$15,892	3.53%	1,512,039	$13,946	3.69%
Noninterest-Earning Assets:
Cash and due from banks	6,217			6,885
Allowance for loan losses	(14,385)			(14,020)
Premises and equipment	29,220			30,350
Other assets	64,818			76,251
Total noninterest-earning
assets	85,870			99,466
Total assets	$1,888,312			$1,611,505

LIABILITIES:
Interest-Bearing Deposits:
Checking	$410,409	$98	0.10%	$346,373	$87	0.10%
Money markets	629,580	319	0.20	517,470	202	0.16
Savings	115,186	15	0.05	105,228	14	0.05
Certificates of deposit	158,085	393	0.99	180,941	528	1.17
Total interest-bearing
deposits	1,313,260	825	0.25	1,150,012	831	0.29
Borrowings	61,585	281	1.83	12,258	95	3.10
Capital lease obligation	8,773	104	4.74	8,990	107	4.76
Total interest-bearing
liabilities	1,383,618	1,210	0.35	1,171,260	1,033	0.35
Noninterest –Bearing
Liabilities:
Demand deposits	364,463			311,920
Accrued expenses and
other liabilities	11,159			8,144
Total noninterest-bearing
liabilities	375,622			320,064
Shareholders’ equity	129,072			120,181
Total liabilities and
shareholders’ equity	$1,888,312			$1,611,505
Net interest income		$14,682			$12,913
Net interest spread			3.18%			3.34%
Net interest margin (4)			3.26%			3.42%

(1)	Average balances for available for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2013			September 30, 2013
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$213,779	$1,103	2.06%	$237,559	$1,141	1.92%
Tax-exempt (1) (2)	57,358	333	2.32	54,465	328	2.41
Loans held for sale	1,186	17	5.76	1,617	21	5.27
Loans (2) (3)	1,491,667	14,422	3.87	1,322,842	13,065	3.95
Federal funds sold	101	—	0.10	101	—	0.10
Interest-earning deposits	38,351	17	0.18	35,168	21	0.24
Total interest-earning
assets	1,802,442	$15,892	3.53%	1,651,752	$14,576	3.53%
Noninterest-Earning Assets:
Cash and due from banks	6,217			5,962
Allowance for loan losses	(14,385)			(13,615)
Premises and equipment	29,220			28,984
Other assets	64,818			65,163
Total noninterest-earning
assets	85,870			86,494
Total assets	$1,888,312			$1,738,246

LIABILITIES:
Interest-Bearing Deposits:
Checking	$410,409	$98	0.10%	$349,392	$73	0.08%
Money markets	629,580	319	0.20	580,819	275	0.19
Savings	115,186	15	0.05	115,711	15	0.05
Certificates of deposit	158,085	393	0.99	165,347	444	1.07
Total interest-bearing
deposits	1,313,260	825	0.25	1,211,269	807	0.27
Borrowings	61,585	281	1.83	45,149	138	1.22
Capital lease obligation	8,773	104	4.74	8,828	105	4.76
Total interest-bearing
liabilities	1,383,618	1,210	0.35	1,265,246	1,050	0.33
Noninterest –Bearing
Liabilities:
Demand deposits	364,463			337,684
Accrued expenses and
other liabilities	11,159			10,241
Total noninterest-bearing
liabilities	375,622			347,925
Shareholders’ equity	129,072			125,075
Total liabilities and
shareholders’ equity	$1,888,312			$1,738,246
Net interest income		$14,682			$13,526
Net interest spread			3.18%			3.20%
Net interest margin (4)			3.26%			3.28%

(1)	Average balances for available for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

TWELVE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	December 31, 2013			December 31, 2012
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$230,158	$4,606	2.00%	$303,599	$7,033	2.32%
Tax-exempt (1) (2)	53,038	1,307	2.46	46,780	1,363	2.91
Loans held for sale	5,498	285	5.18	2,487	123	4.94
Loans (2) (3)	1,290,247	51,311	3.98	1,094,696	48,112	4.40
Federal funds sold	101	—	0.10	100	—	0.10
Interest-earning deposits	60,685	152	0.25	41,303	98	0.24
Total interest-earning
assets	1,639,727	$57,661	3.52%	1,488,965	$56,729	3.81%
Noninterest-Earning Assets:
Cash and due from banks	5,970			6,506
Allowance for loan losses	(13,653)			(13,942)
Premises and equipment	29,312			31,049
Other assets	69,197			77,048
Total noninterest-earning
assets	90,826			100,661
Total assets	$1,730,553			$1,589,626

LIABILITIES:
Interest-Bearing Deposits:
Checking	$366,703	$323	0.09%	$336,228	$379	0.11%
Money markets	578,819	1,048	0.18	510,633	1,022	0.20
Savings	113,914	59	0.05	101,068	70	0.07
Certificates of deposit	167,921	1,823	1.09	188,918	2,237	1.18
Total interest-bearing
deposits	1,227,357	3,253	0.27	1,136,847	3,708	0.33
Borrowings	32,894	603	1.83	25,277	548	2.17
Capital lease obligation	8,855	421	4.75	9,067	431	4.75
Total interest-bearing
liabilities	1,269,106	4,277	0.34	1,171,191	4,687	0.40
Noninterest –Bearing
Liabilities:
Demand deposits	326,286			296,250
Accrued expenses and
other liabilities	9,460			6,977
Total noninterest-bearing
liabilities	335,746			303,227
Shareholders’ equity	125,701			115,208
Total liabilities and
shareholders’ equity	$1,730,553			$1,589,626
Net interest income		$53,384			$52,042
Net interest spread			3.18%			3.41%
Net interest margin (4)			3.26%			3.50%

(1)	Average balances for available for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.